Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of
ChoicePoint Inc.:

We have audited the consolidated financial statements of ChoicePoint Inc. and subsidiaries (the “Company”) as of and for the year ended December 31, 2002, and have issued our report thereon dated February 21, 2003 (February 28, 2003 as to Note 14), which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s change in method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142 in 2002 and to the application of procedures relating to certain disclosures and adjustments of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and adjustments; such consolidated financial statements and report are included in your 2002 Annual Report to Shareholders and are incorporated herein by reference. Our audit also included the 2002 financial statement schedule of the Company. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audit. In our opinion, the 2002 financial statement schedule, when considered in relation to the basic 2002 financial statements taken as a whole, presents fairly in all material respects the information set forth therein. The financial statement schedule for the years ended December 31, 2001 and 2000 were audited by other auditors who have ceased operations. Those auditors expressed an opinion, in their report dated February 15, 2002, that such 2001 and 2000 financial statement schedule, when, considered in relation to the 2001 and 2000 basic financial statements taken as a whole, presented fairly, in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
February 21, 2003

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